Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations and Finance
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017

FOURTH QUARTER HIGHLIGHTS:

•	Reported revenue increased 3.2% to $402.7 million

•	Organic revenue growth of 3.3% (See Schedule 2)

•	Net income attributable to MDC Partners common shareholders increased to $220.7 million from $9.1 million last year, inclusive of $206.0 million of net benefits from tax reform and release of valuation allowance
•	Adjusted EBITDA increased 19.9% to $66.8 million, with margins expanding 230 basis points to 16.6% (See Schedules 3 and 4)

•	Net New Business wins totaled $10.2 million

FULL YEAR HIGHLIGHTS:

•	Reported revenue increased 9.2% to $1.51 billion

•	Organic revenue growth of 7.0% (See Schedule 2)

•	Net income attributable to MDC Partners common shareholders increased to $235.5 million vs a loss of ($45.8) million last year, inclusive of $206.0 million of net benefits from tax reform and release of valuation allowance
•	Adjusted EBITDA increased 15.2% to $203.5 million, with margins expanding 60 basis points to 13.4% (See Schedules 4 and 5)

•	Net New Business wins totaled $87.4 million

New York, NY, February 22, 2018 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and twelve months ended December 31, 2017.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “2017 was a year of significant progress for MDC Partners. We achieved all of our key financial targets with industry-leading performance, including 7.0% organic revenue growth, 15.2% Adjusted EBITDA growth and 60 basis points expansion of Adjusted EBITDA margins. Our portfolio of world-class firms are helping clients navigate shifts in consumer behavior, going to market with a modern approach to creativity, strategic insights, communications, data analytics and technical expertise. This success validates our ongoing investments in talent and global infrastructure, and reinforces our commitment to solving the Chief Marketing Officer’s most important business challenges.”

David Doft, Chief Financial Officer of MDC Partners, said, “We are pleased with our strong revenue growth in 2017 and ability to convert a higher percentage of it to the bottom line. We ended the year as we expected, hitting our guidance targets across revenue, Adjusted EBITDA and margin. On top of our solid financial performance, we significantly strengthened our financial position this year by reducing our remaining acquisition-related obligations to a six-and-a-half-year low and by de-leveraging the balance sheet by 1.0x turn on a net debt/Adjusted EBITDA basis. We believe this should drive more significant cash generation beginning in 2018, and we remain firmly committed to strengthening our balance sheet as we execute on our strategic plan. Looking ahead, we are planning for another year of market share gains while prioritizing strategic growth investments. We believe that the combination of topline growth, margin expansion and improved cash generation makes for a highly attractive investment opportunity.”

Fourth Quarter and Full Year 2017 Financial Results

Revenue for the fourth quarter of 2017 was $402.7 million, an increase of 3.2%, compared to $390.4 million for the fourth quarter of 2016. The effect of foreign exchange was positive 1.4%, the impact of non-GAAP acquisitions (dispositions), net was negative 1.6%, and the resulting organic revenue growth was 3.3%. Organic revenue growth in the period was favorably impacted by 50 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net income attributable to MDC Partners common shareholders for the fourth quarter of 2017 was $220.7 million compared to $9.1 million for the fourth quarter of 2016. Diluted income per share attributable to MDC Partners common shareholders for the fourth quarter of 2017 was $3.30 compared to $0.17 per share for the fourth quarter of 2016. Adjusted EBITDA for the fourth quarter of 2017 was $66.8 million, an increase of 19.9% compared to $55.7 million for the fourth quarter of 2016, with margins expanding by 230 basis points versus last year.

Revenue for the full year 2017 was $1.51 billion, an increase of 9.2%, compared to $1.39 billion for the full year 2016. The effect of foreign exchange was 0.1%, the impact of non-GAAP acquisitions (dispositions), net was positive 2.2%, and the resulting organic revenue growth was 7.0%. Organic revenue growth in the period was favorably impacted by 160 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net income attributable to MDC Partners common shareholders for the full year 2017 was $235.5 million compared to a loss of ($45.8) million for the full year 2016. Diluted income per share attributable to MDC Partners common shareholders for the full year 2017 was $3.71 compared to a loss of ($0.89) per share for the full year 2016. Adjusted EBITDA for the full year 2017 was $203.5 million, an increase of 15.2% compared to $176.7 million for the full year 2016, with margins expanding by 60 basis points versus last year.

Financial Outlook

Guidance for 2018 is established as follows:

2018 Guidance
Organic Revenue	approximately 4% growth

Adjusted EBITDA Margin	approximately 20 basis points increase

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2018 guidance under the “unreasonable efforts” exception in item 10(e)(1)(i)(B) of Regulation S-K.

Impact of Tax Items

Fourth quarter and full year 2017 net income attributable to MDC Partners common shareholders included a net benefit of $100.5 million as a result of the enactment of the Tax Cuts and Jobs Act of 2017, which was comprised of a $34.1 million net benefit from the remeasurement of deferred tax assets and liabilities and a $66.4 million benefit from the reversal of a valuation allowance on our deferred tax assets. Fourth quarter and full year 2017 also included a benefit of $105.5 million from the reversal of a valuation allowance on our remaining deferred tax assets, primarily based on our current historical taxable income and our expectations of future taxable income. Excluding these items, our Diluted income per share attributable to MDC Partners common shareholders for the fourth quarter and full year 2017 would have been $0.22 and $0.46, respectively.

Conference Call

Management will host a conference call on Thursday, February 22, 2018, at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), March 1, 2018, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10117058), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. As "The Place Where Great Talent Lives," MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures for the three and twelve months ended December 31, 2017, include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis we no longer include the acquisition deal cost adjustment but we continue to disclose this metric on Schedule 9 for your reference.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures. We are unable to reconcile our projected 2017 organic revenue growth to the corresponding GAAP measure because we are unable to predict the 2017 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile our projected 2017 increase in Adjusted EBITDA margin to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, provision or benefit for income taxes, and certain assumptions used in the calculation of deferred acquisition consideration) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;

•	foreign currency fluctuations; and

•	risks associated with the ongoing Canadian class litigation claim.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time, the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016 (1)	2017	2016 (1)

Revenue	$402,747	$390,442	$1,513,779	$1,385,785

Operating expenses:
Cost of services sold	268,673	260,193	1,023,476	936,133
Office and general expenses	59,142	72,411	310,455	306,251
Depreciation and amortization	10,558	12,378	43,474	46,446
Goodwill and other asset impairment	4,415	18,893	4,415	48,524
	342,788	363,875	1,381,820	1,337,354
Operating profit	59,959	26,567	131,959	48,431

Other income (expense):
Other, net	1,671	(9,329)	19,483	201
Interest expense and finance charges	(16,264)	(16,569)	(65,123)	(65,858)
Loss on redemption of notes	-	-	-	(33,298)
Interest income	209	209	759	808
	(14,384)	(25,689)	(44,881)	(98,147)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	45,575	878	87,078	(49,716)
Income tax benefit	(185,723)	(10,583)	(168,064)	(9,404)
Income (loss) before equity in earnings of non-consolidated affiliates	231,298	11,461	255,142	(40,312)
Equity in earnings (losses) of non-consolidated affiliates	157	(318)	2,081	(309)
Net income (loss)	231,455	11,143	257,223	(40,621)
Net income attributable to the noncontrolling interests	(8,787)	(2,046)	(15,375)	(5,218)
Net income (loss) attributable to MDC Partners Inc.	222,668	9,097	241,848	(45,839)
Accretion on convertible preference shares	(1,987)	-	(6,352)	-
Net income (loss) attributable to MDC Partners Inc. common shareholders	$220,681	$9,097	$235,496	$(45,839)

Income (loss) per common share:
Basic:
Net income (loss) attributable to MDC Partners Inc. common
shareholders	$3.33	$0.17	$3.72	$(0.89)

Diluted:
Net income (loss) attributable to MDC Partners Inc. common
shareholders	$3.30	$0.17	$3.71	$(0.89)

Weighted average number of common shares outstanding:
Basic	56,356,265	52,772,305	55,255,797	51,345,807
Diluted	56,793,442	52,849,553	55,481,786	51,345,807

(1)    Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense.

SCHEDULE 2

MDC PARTNERS INC.
UNAUDITED ORGANIC REVENUE GROWTH RECONCILIATION
(US$ in 000s, except percentages)

	Three Months Ended		Twelve Months Ended
	Revenue $	% Change	Revenue $	% Change
December 31, 2016	$390,442		$1,385,785

Organic revenue growth *	12,825	3.3%	96,381	7.0%
Impact of Non-GAAP acquisitions (dispositions), net	(6,103)	(1.6%)	30,386	2.2%
Foreign exchange impact, net	5,583	1.4%	1,227	0.1%

GAAP revenue growth	12,305	3.2%	127,994	9.2%

December 31, 2017	$402,747		$1,513,779

*	“Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

Note: Actuals may not foot due to rounding.

SCHEDULE 3

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2017

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$402,747	$209,709	$23,190	$47,095	$38,421	$84,332	$-	$402,747

Net income attributable to MDC Partners Inc.								$222,668
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests								8,787
Equity in earnings of non-consolidated affiliates								(157)
Income tax benefit								(185,723)
Interest expense and finance charges, net								16,055
Other, net								(1,671)
Operating profit (loss)	$71,833	$41,137	$3,414	$7,304	$4,345	$15,633	$(11,874)	$59,959
margin	17.8%	19.6%	14.7%	15.5%	11.3%	18.5%		14.9%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,324	5,911	372	1,057	696	2,288	234	10,558
Goodwill and other asset impairment	3,238	-	-	-	-	3,238	1,177	4,415
Stock-based compensation	6,945	5,311	343	690	150	451	535	7,480
Deferred acquisition consideration adjustments	(18,173)	(7,763)	-	(1,025)	(1,248)	(8,137)	-	(18,173)
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	2,716	2,716
Other items, net ***	-	-	-	-	-	-	(112)	(112)

Adjusted EBITDA *	$74,167	$44,596	$4,129	$8,026	$3,943	$13,473	$(7,324)	$66,843
margin	18.4%	21.3%	17.8%	17.0%	10.3%	16.0%		16.6%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis, we no longer include the acquisition deal disclose cost adjustment but we continue to this metric on Schedule 9 for your reference.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 9 for reconciliation of amounts.

SCHEDULE 4

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2016

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$390,442	$206,530	$19,679	$47,279	$34,817	$82,137	$-	$390,442

Net income attributable to MDC Partners Inc.								$9,097
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests								2,046
Equity in earnings of non-consolidated affiliates								318
Income tax benefit ****								(10,583)
Interest expense and finance charges, net								16,360
Other, net								9,329
Operating profit (loss)	$37,703	$34,189	$1,803	$(15,920)	$2,644	$14,987	$(11,136)	$26,567
margin	9.7%	16.6%	9.2%	-33.7%	7.6%	18.2%		6.8%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	12,059	6,461	390	1,514	1,281	2,413	319	12,378
Goodwill and other asset impairment	18,893	-	-	18,893	-	-	-	18,893
Stock-based compensation	5,094	3,111	147	2,073	114	(351)	466	5,560
Acquisition deal costs	31	31	-	-	-	-	343	374
Deferred acquisition consideration adjustments	(9,211)	(8,548)	(76)	711	(327)	(971)	-	(9,211)
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	802	802
Other items, net ***	-	-	-	-	-	-	371	371

Adjusted EBITDA *	$64,569	$35,244	$2,264	$7,271	$3,712	$16,078	$(8,835)	$55,734
margin	16.5%	17.1%	11.5%	15.4%	10.7%	19.6%		14.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis, we no longer include the acquisition deal cost disclose adjustment but we continue to this metric on Schedule 9 for your reference.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 9 for reconciliation of amounts.
****	Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense. This correction has no impact on Adjusted EBITDA.

SCHEDULE 5

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2017

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$1,513,779	$786,644	$90,663	$172,565	$142,387	$321,520	$-	$1,513,779

Net income attributable to MDC Partners Inc.								$241,848
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests								15,375
Equity in earnings of non-consolidated affiliates								(2,081)
Income tax benefit								(168,064)
Interest expense and finance charges, net								64,364
Other, net								(19,483)
Operating profit (loss)	$172,815	$74,902	$16,977	$20,714	$12,963	$47,259	$(40,856)	$131,959
margin	11.4%	9.5%	18.7%	12.0%	9.1%	14.7%		8.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	42,376	23,800	1,434	4,714	3,629	8,799	1,098	43,474
Goodwill and other asset impairment	3,238	-	-	-	-	3,238	1,177	4,415
Stock-based compensation	22,216	15,203	845	2,954	614	2,600	2,134	24,350
Deferred acquisition consideration adjustments	(4,898)	4,604	359	(419)	(819)	(8,623)	-	(4,898)
Distributions from non-consolidated affiliates **	105	-	-	105	-	-	3,834	3,939
Other items, net ***	-	-	-	-	-	-	253	253

Adjusted EBITDA *	$235,852	$118,509	$19,615	$28,068	$16,387	$53,273	$(32,360)	$203,492
margin	15.6%	15.1%	21.6%	16.3%	11.5%	16.6%		13.4%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis, we no longer include the acquisition deal disclose cost adjustment but we continue to this metric on Schedule 9 for your reference.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 9 for reconciliation of amounts.

SCHEDULE 6

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2016

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$1,385,785	$696,410	$85,953	$170,285	$131,498	$301,639	$-	$1,385,785

Net loss attributable to MDC Partners Inc.								$(45,839)
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests								5,218
Equity in earnings of non-consolidated affiliates								309
Income tax benefit ****								(9,404)
Interest expense and finance charges, net								65,050
Loss on redemption of notes								33,298
Other, net								(201)
Operating profit (loss)	$92,549	$58,505	$16,582	$1,940	$6,154	$9,368	$(44,118)	$48,431
margin	6.7%	8.4%	19.3%	1.1%	4.7%	3.1%		3.5%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	44,861	21,447	1,653	6,637	5,718	9,406	1,585	46,446
Goodwill and other asset impairment	48,524	-	-	18,893	-	29,631	-	48,524
Stock-based compensation	18,478	12,141	634	3,629	301	1,773	2,525	21,003
Acquisition deal costs	1,137	1,100	-	37	-	-	1,503	2,640
Deferred acquisition consideration adjustments	7,969	11,557	(281)	(5,216)	573	1,336	-	7,969
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	2,049	2,049
Other items, net ***	-	-	-	-	-	-	(354)	(354)

Adjusted EBITDA *	$213,518	$104,750	$18,588	$25,920	$12,746	$51,514	$(36,810)	$176,708
margin	15.4%	15.0%	21.6%	15.2%	9.7%	17.1%		12.8%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis, we no longer include the acquisition deal cost disclose adjustment but we continue to this metric on Schedule 9 for your reference.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 9 for reconciliation of amounts.
****	Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense. This correction has no impact on Adjusted EBITDA.

SCHEDULE 7

MDC PARTNERS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	December 31,	December 31,
	2017	2016 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,179	$27,921
Cash held in trusts	4,632	5,341
Accounts receivable, net	434,072	388,340
Expenditures billable to clients	31,146	33,118
Other current assets	26,742	34,862
Total current assets	542,771	489,582
Fixed assets, net	90,306	78,377
Investments in non-consolidated affiliates	6,307	4,745
Goodwill	835,935	844,759
Other intangible assets, net	70,605	85,071
Deferred tax assets	198,292	41,793
Other assets	37,643	33,051
Total assets	$1,781,859	$1,577,378

Liabilities, redeemable noncontrolling interests, and shareholders' deficit
Current liabilities:
Accounts payable	$244,527	$251,456
Trust liability	4,632	5,341
Accruals and other liabilities	327,812	303,581
Advance billings	148,133	133,925
Current portion of long-term debt	313	228
Current portion of deferred acquisition consideration	50,213	108,290
Total current liabilities	775,630	802,821
Long-term debt, less current portion	882,806	936,208
Long-term portion of deferred acquisition consideration	72,213	121,274
Other liabilities	54,110	56,012
Deferred tax liabilities	89,727	110,359
Total liabilities	1,874,486	2,026,674

Redeemable noncontrolling interests	62,886	60,180

Shareholders' deficit
Convertible preference shares (liquidation preference $101,352)	90,220	-
Common shares	352,432	317,784
Shares to be issued	-	2,360
Charges in excess of capital	(314,241)	(311,581)
Accumulated deficit	(340,000)	(581,848)
Accumulated other comprehensive loss	(1,954)	(1,824)
MDC Partners Inc. shareholders' deficit	(213,543)	(575,109)
Noncontrolling interests	58,030	65,633
Total shareholders' deficit	(155,513)	(509,476)
Total liabilities, redeemable noncontrolling interests, and shareholders' deficit	$1,781,859	$1,577,378

(1)    Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense.

SCHEDULE 8

MDC PARTNERS INC.
UNAUDITED SUMMARY CASH FLOW DATA
(US$ in 000s)

	Twelve Months Ended December 31,
	2017	2016

Net cash provided by (used in) operating activities	$115,285	$(1,212)

Net cash used in investing activities	(20,884)	(25,196)

Net cash used in financing activities	(75,389)	(9,257)

Effect of exchange rate changes on cash and cash equivalents	(754)	2,128

Net increase (decrease) in cash and cash equivalents	$18,258	$(33,537)

SCHEDULE 9

MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES
(US$ in 000s)

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from prior year acquisitions *	$6,556	$2,817	$17,083	$24,657	$51,113	$18,552	$24,983	$-	$-	$43,535
Foreign exchange impact	39	7	113	1,343	1,502	1,046	1,341	-	-	2,387
Contribution to organic revenue (growth) decline **	(2,783)	(896)	(3,142)	(3,300)	(10,121)	1,470	(6,399)	-	-	(4,929)
Prior year revenue from dispositions ***	-	-	-	(499)	(499)	(691)	(660)	(3,153)	(6,103)	(10,607)
Non-GAAP acquisitions (dispositions), net	$3,812	$1,928	$14,054	$22,201	$41,995	$20,377	$19,265	$(3,153)	$(6,103)	$30,386

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$1,486	$1,359	$767	$454	$4,066	$339	$382	$330	$287	$1,338
SEC final settlement payment	-	-	-	1,500	1,500	-	-	-	-	-
D&O insurance proceeds	-	(1,107)	(3,230)	(1,583)	(5,920)	(204)	(482)	-	(399)	(1,085)
Total other items, net	$1,486	$252	$(2,463)	$371	$(354)	$135	$(100)	$330	$(112)	$253

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
CASH INTEREST, NET & OTHER
Cash interest paid	$(25,703)	$(1,212)	$(1,063)	$(36,692)	$(64,670)	$(999)	$(30,567)	$(758)	$(30,571)	$(62,895)
Bond interest accrual adjustment	11,995	(15,680)	(14,625)	20,800	2,490	(14,625)	14,625	(14,625)	14,625	-
Adjusted cash interest paid	(13,708)	(16,892)	(15,688)	(15,892)	(62,180)	(15,624)	(15,942)	(15,383)	(15,946)	(62,895)
Interest income	178	203	218	209	808	227	178	145	209	759
Total cash interest, net & other	$(13,530)	$(16,689)	$(15,470)	$(15,683)	$(61,372)	$(15,397)	$(15,764)	$(15,238)	$(15,737)	$(62,136)

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
CAPITAL EXPENDITURES, NET
Capital expenditures	$(5,539)	$(7,909)	$(6,275)	$(9,709)	$(29,432)	$(9,413)	$(11,743)	$(7,149)	$(4,653)	$(32,958)
Landlord reimbursements	-	871	248	3,651	4,770	75	3,146	1,357	1,858	6,436
Total capital expenditures, net	$(5,539)	$(7,038)	$(6,027)	$(6,058)	$(24,662)	$(9,338)	$(8,597)	$(5,792)	$(2,795)	$(26,522)

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	$859	$1,254	$1,059	$2,046	$5,218	$883	$2,214	$3,491	$8,787	$15,375
Cash taxes	$143	$664	$1,991	$97	$2,895	$1,293	$2,130	$3,486	$1,191	$8,100
Acquisition deal costs	$553	$907	$806	$374	$2,640	$234	$242	$216	$185	$877

*	GAAP revenue from prior year acquisitions for 2017 and 2016 relates to acquisitions which occurred in 2016 and 2015, respectively.
**	Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation.
***	Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.

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